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                                                              Exhibit  23.1


                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We have issued our report dated November 9, 1995 (except for "Note Q-Subsequent Event" as to which the date is December 21, 1995) accompanying the consolidated financial statements of U.S. Robotics Corporation and Subsidiaries appearing in the 1995 Annual Report on Form 10-K for the year ended October 1, 1995, which are incorporated by reference in this Registration Statement on Form S-8. We consent to the incorporation by reference in this Registration Statement of the aforementioned report.

                                                /s/ Grant Thornton LLP

                                                    GRANT THORNTON LLP

Chicago, Illinois
August 28, 1996